Exhibit 99.1

Press Release

Contact: Robert E. Wheaton
President, CEO
Star Buffet, Inc.
(480) 425-0397

FOR IMMEDIATE RELEASE:  Wednesday, December 19, 2012

STAR BUFFET, INC.’S
REORGANIZATION PLAN CONFIRMED

SCOTTSDALE, AZ – December 19, 2012 – Star Buffet, Inc. (STRZQ.PK) today announced that on December 17, 2012 United States Bankruptcy Court for the District of Arizona entered an order confirming the company’s Second Amended Plan of Reorganization (the “Plan”). The Plan includes payment of 100 percent of the allowed claims for all creditors and retention of the company’s common stock.

Robert E. Wheaton, Star Buffet, Inc.’s President and CEO stated, “The Bankruptcy Court’s approval of our Plan of Reorganization is an important next step in a process to provide a solid foundation to grow the company for the benefit of our employees, customers, vendors, creditors and shareholders.”

About Star Buffet, Inc.

Star Buffet, Inc. is a multi-concept restaurant operator.  As of December 19, 2012, Star Buffet, Inc. through its subsidiaries, operated seven 4B’s restaurants, five JB’s restaurants, four K-BOB’S Steakhouses, three Barnhill’s Buffet restaurants, two Western Sizzlin restaurants, two JJ North’s Country Buffet restaurants, one Casa Bonita Mexican theme restaurant, one BuddyFreddys restaurant, one Pecos Diamond Steakhouse and one Bar-H Steakhouse.

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